UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2026

Commission File Number:  000-19599

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter.)

South Carolina	57-0425114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

104 S Main Street
Greenville,	South Carolina	29601
(Address of principal executive offices)
(Zip Code)

(864)	298-9800
(registrant's telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	WRLD	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement

Accordion Increase to Revolving Credit Facility

On June 29, 2026, World Acceptance Corporation (the “Company”) entered into an Accordion Increase (the “Accordion Increase”) under its Revolving Credit Agreement, dated as of July 22, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), by and among the Company, the lenders from time to time party thereto, and Bank of Montreal, as Administrative Agent and Collateral Agent.

Pursuant to Section 2.14 (Accordion Facility) of the Revolving Credit Agreement, the Company requested, and Investar Bank, National Association (the “Increasing Lender”) agreed to provide, an Accordion Increase in the amount of $15.0 million, to be effected through a new Commitment of $15.0 million from the Increasing Lender. After giving effect to the Accordion Increase, the Commitment of the Increasing Lender is $15.0 million, and the aggregate Commitments of all lenders under the Revolving Credit Agreement increased from $640.0 million to $655.0 million.

The Accordion Increase constitutes additional Obligations that are secured and guaranteed on a pari passu basis with the other Obligations under the Revolving Credit Agreement and is subject to the same terms (including interest rate and maturity date) as the existing Loans under the Revolving Credit Agreement. In connection with the Accordion Increase, the Company agreed to pay the Increasing Lender an upfront fee equal to 0.15% of the Increasing Lender’s Commitment, payable on the effective date of the Accordion Increase. Effectiveness of the Accordion Increase was conditioned upon, among other things, payment of such upfront fee and satisfaction of the conditions set forth in Section 2.14 of the Revolving Credit Agreement. Each of the capitalized terms used and not defined herein has the meaning set forth in the Revolving Credit Agreement.

In connection with the Accordion Increase, on June 29, 2026, the Company issued a Revolving Credit Note in favor of the Increasing Lender in the principal amount of $15.0 million (the “Note”), evidencing Loans made by the Increasing Lender to the Company under its Commitment pursuant to the Revolving Credit Agreement.

The foregoing descriptions of the Accordion Increase and the Note are only summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Accordion Increase and the Note, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Accordion Increase, dated June 29, 2026, among World Acceptance Corporation, Investar Bank, National Association, and Bank of Montreal, as Administrative Agent and Collateral Agent
10.2	Revolving Credit Note, dated June 29, 2026, issued by World Acceptance Corporation in favor of Investar Bank, National Association
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

By: /s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Executive Vice President and Chief Financial and Strategy Officer
Date:	June 29, 2026
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